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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                November 16, 2004

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                          GENERAL MARITIME CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        REPUBLIC OF THE MARSHALL ISLANDS
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

               001-16531                               06-159-7083
        (COMMISSION FILE NUMBER)          (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               35 West 56th Street
                            New York, New York 10019
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (212) 763-5600
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement

On November 16, 2004, the Compensation Committee of the Board of Directors of General Maritime Corporation (the "Company") approved the following performance-based cash compensation for the Company's senior executives for 2004: John P. Tavlarios, a Director of the Company and Chief Executive Officer of the Company's tanker operating subsidiary, General Maritime Management LLC, was awarded a cash bonus of $1,200,000; John C. Georgiopoulos, Chief Administrative Officer of the Company, was awarded a cash bonus of $400,000 and a salary increase to $300,000 for 2005; and Jeff Pribor, Chief Financial Officer of the Company, was awarded a cash bonus of $250,000. The Compensation Committee did not award a cash bonus to Peter C. Georgiopoulos, the Company's Chairman of the Board, President and Chief Executive Officer, because the Compensation Committee agreed to Mr. Georgiopoulos' request that his 2004 performance compensation take the form of a restricted stock grant at a later date rather than a cash bonus.


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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 GENERAL MARITIME CORPORATION
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                                 (Registrant)



                                 By: /s/ John C. Georgiopoulos
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                                 Name:  John C. Georgiopoulos
                                 Title: Chief Administrative Officer


Date:   February 11, 2005